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                                                                 EXHIBIT 23.1(A)

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 2 to Registration Statement No. 33-56813 of American Premier Group, Inc. of our report dated December 9, 1994, appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Cincinnati, Ohio

February 15, 1995

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                                                                 EXHIBIT 23.1(B)

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 33-56813 of American Premier Group, Inc. of the reports of Deloitte & Touche dated February 16, 1994 regarding American Premier Underwriters, Inc. appearing in and incorporated by reference in the Annual Report on Form 10-K of American Premier Underwriters, Inc. for the year ended December 31, 1993. We also consent to the incorporation by reference in such Registration Statement of the reports of Deloitte & Touche dated February 18, 1994 and March 24, 1992 regarding General Cable Corporation and American Annuity Group, Inc., respectively which are included in the Annual Report on Form 10-K of American Financial Corporation for the year ended December 31, 1993, as amended. We also consent to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP
Cincinnati, Ohio

February 15, 1995